                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated January 24, 2000 and to all references to our Firm included in, or made part of this registration statement.


/s/ Arthur Andersen LLP


New York, New York
June 13, 2000